UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2025

AVALO THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-37590	45-0705648
(Commission File Number)	(IRS Employer Identification No.)
1500 Liberty Ridge Drive, Suite 321, Wayne, Pennsylvania 19087
(Address of principal executive offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code: (410) 522-8707

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	AVTX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 17, 2025, the board of directors (the “Board”) of Avalo Therapeutics, Inc. (the “Company”) appointed Rita Jain, M.D. to the Board, effective immediately. Dr. Jain will serve as a director until the Company’s 2026 Annual Meeting of Stockholders or until her successor is duly elected and qualified.

There are no arrangements or understandings between Dr. Jain and any other person pursuant to which Dr. Jain was selected as a director of the Company, and there is no family relationship between Dr. Jain and any of the Company’s other directors or executive officers. Dr. Jain will be eligible for Board compensation pursuant to the Company’s Amended and Restated Non-Employee Director Compensation Plan (the “A&R Non-Employee Director Compensation Plan”), as discussed in more detail below under Item 8.01. Accordingly, on June 17, 2025, in connection with her appointment and in accordance with the A&R Non-Employee Director Compensation Plan, Dr. Jain was granted a non-qualified stock option award to purchase 40,200 shares of the Company’s common stock, vesting in three substantially equal installments on the first, second and third anniversary of the date of grant, in each case, subject to the eligible director’s continued service on each such vesting date. The option has an exercise price equal to the closing price of Avalo’s common stock on the Nasdaq Capital Market on June 17, 2025.

In connection with her appointment, Dr. Jain will enter into the Company’s standard form of indemnification agreement, a copy of which is filed as Exhibit 10.14 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

There are no related party transactions between Dr. Jain and the Company, and the Board believes that Dr. Jain satisfies the independence requirements of Rule 5605(a)(2) of the Nasdaq Stock Market listing rules and Rule 10A-3 under the Securities Exchange Act of 1934, as amended.

Item 8.01    Other Events.

In an effort to continue to attract and retain qualified members of the Board, after consultation with compensation consultants, the Board approved the A&R Non-Employee Director Compensation Plan, which provides annual cash and equity compensation for non-employee members of the Board (“Non-Employee Directors”), on the terms and conditions contained therein. The A&R Non-Employee Director Compensation Plan is intended to enable the Company to attract and retain qualified Non-Employee Directors, provide them with compensation at a level that is consistent with the Company’s compensation objectives, and in the case of equity-based compensation, align the Non-Employee Directors’ interests with those of the Company’s stockholders. The A&R Non-Employee Director Compensation Plan is effective as of June 17, 2025.

The foregoing description of the A&R Non-Employee Director Compensation Plan is not complete and is subject to and qualified in its entirety by reference to the A&R Non-Employee Director Compensation Plan, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits:

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Exhibit No.	Description

10.1	Avalo Therapeutics, Inc. Amended and Restated Non-Employee Director Compensation Plan.

99.1	Press Release dated June 18, 2025.

104	The cover pages of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALO THERAPEUTICS, INC.

Date: June 18, 2025	By:	/s/ Christopher Sullivan
Christopher Sullivan
Chief Financial Officer

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